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                                                                      Exhibit 23


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We have issued our report dated August 27, 2004 (except for Notes B and F(a), as to which the date is September 20, 2004), accompanying the consolidated financial statements and schedule included in the Annual Report of Jaco Electronics, Inc. and Subsidiaries on Form 10-K for the fiscal year ended June 30, 2004. We hereby consent to the incorporation by reference of said report in the Registration Statements of Jaco Electronics, Inc. and Subsidiaries on Form S-8/S-3 (File No. 33-89994, effective March 3, 1995), as amended by Post-Effective Amendment No. 1 to the Registration Statement of Jaco Electronics on Form S-8/S-3 (File No. 333-49873, effective April 10, 1998), the Registration Statement of Jaco Electronics, Inc. and Subsidiaries on Form S-8/S-3 (File No. 333-49877, effective April 10, 1998) and the Registration Statement of Jaco Electronics, Inc. and Subsidiaries on Form S-8/S-3 (File No. 333-111065, effective December 10, 2003).


/s/ Grant Thornton LLP
------------------------------
GRANT THORNTON LLP

Melville, New York
September 28, 2004